Exhibit 99.1

Shore Bancshares, Inc.
18 E. Dover Street
Easton, Maryland 21601
Phone 410-822-1400

PRESS RELEASE

Shore Bancshares Authorizes 5% Stock Repurchase

Easton, Maryland (05/02/2007)- Shore Bancshares, Inc. (NASDAQ - SHBI) today said its Board of Directors has revised its previously reported stock repurchase plan to increase the number of shares of common stock that may be repurchased to 5% of its outstanding common stock (or 418,700 shares as of April 30, 2007). During the first quarter, the company purchased 10,000 shares of its stock. The repurchase plan authorizes repurchase in the open market or through privately negotiated transactions over a period of 60 months. The plan originally authorized the repurchase of up to 165,000 shares.

“As evidenced by the decision to increase the number of shares that may be repurchased, our Board is confident in the ongoing strength of our markets, the intrinsic value of our stock, and our ability to sustain the momentum we have developed via healthy organic growth,” said W. Moorhead Vermilye, president and CEO of Shore Bancshares. “We continue to be the leading independent community banking organization headquartered on the Delmarva peninsula and, as we manage the organization for growth and profitability to further build the franchise, we also intend to always focus on efforts aimed at improving shareholder value.”

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For information contact: W. Moorhead Vermilye, President and CEO: 410/819-3047